Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES EXTENDS

$100 MILLION UNSECURED TERM LOAN FACILITY

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Easterly secures market leading terms and extends the weighted average life of maturities at attractive interest rate spreads
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The deal underscores Easterly’s fortified balance sheet and strong capital partner relationships
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Long-term leases and consistent dividend payouts recognized by capital partners

WASHINGTON, D.C. – January 25, 2024 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust that acquires, develops, and manages Class A commercial properties leased to mission-critical U.S. Government agencies, today announced it has extended a $100 million unsecured term loan executed in 2016 (the “Extended Term Loan”).

Easterly secured market leading terms for the facility and extended the weighted average life of maturities at attractive spreads, underscoring the company’s fortified balance sheet and strong capital partner relationships. The loan now matures on January 30, 2025.

“With Easterly’s high credit tenancy of mission-critical government agencies, the Company maintains a strong balance sheet and long-term debt capacity,” said Darrell Crate, Easterly’s Chief Executive Officer. “We remain focused on executing a disciplined investment strategy while sustaining robust corporate banking relationships to fund future growth.”

Borrowings under the Term Loan will continue to bear interest at a rate of SOFR, a credit spread adjustment of 0.10%, plus a spread of 1.20% to 1.70%, depending on the Company's leverage ratio. Given the Company's current leverage ratio, the Extended Term Loan’s initial spread to SOFR is set at 1.35%.

“Extending Easterly’s term loan equips the Company to hold the current pricing grid and prolong the weighted average of the loan’s debt maturity,” said Allison Marino, Easterly’s Chief Financial and Accounting Officer. “This extension yields greater clarity into the commercial real estate market and allows us to continue prudently managing our debt obligations.”

PNC Capital Markets LLC, U.S. Bank National Association, and Truist Securities, Inc. served as joint lead arrangers and joint bookrunners. PNC Bank, National Association served as the administrative agent.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C. and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 28, 2023. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Senior Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com